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                                 Exhibit 10.21


                              FRONTIER CORPORATION

                      SUPPLEMENTAL MANAGEMENT PENSION PLAN

                      Amendment No. 1 to 1996 Restatement



     Pursuant to Article Six, the Plan is amended as follows:

     1. Section 4.1(k) is amended, effective January 1, 1996, to clarify that the five years of service requirement specified in Section 4.1(j) does not apply to the 3 + 3 enhancement by deleting the current introductory clause of Section 4.1(k) and substituting in its place the following:

          for each Participant on the active payroll (or on the inactive payroll but receiving benefits under the Company's long term disability benefit plan) on August 16, 1995, the eligibility requirements for determining the Participant's entitlement to receive early or normal retirement benefits shall be reduced as follows:

     2. Section 4.4 is amended by deleting the fourth sentence thereof and substituting in its place the following:

          In the event no timely election is made or a timely election is not possible at the time benefits become payable (e.g., due to the death of a contingent annuitant or a change in marital status), the benefit to a single Participant will be paid in the form of a life annuity and the benefit to a married Participant not otherwise eligible to accrue a benefit under Section 4.2 (refer to Section 4.7 for these Participants) will be paid in the form of a joint and 50 percent spousal survivor annuity. For purposes of this paragraph the survivor annuity shall provide that in the event the contingent annuitant predeceases the Participant, the Participant's benefit shall revert to the amount determined prior to the reduction for contingent annuitant benefits.

     3. Section 4.5 is amended by deleting the first sentence thereof and substituting in its place the following:

          If a Participant not otherwise eligible to accrue a benefit under
          Section 4.2 (refer to Section 4.7 for these Participants) dies while still employed

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          by a Participating Company and after becoming entitled to receive a vested benefit, the Participant's spouse, if surviving, shall be entitled to a monthly lifetime benefit equal to one-half of the benefit the Participant would have received under Section 4.1 had he or she elected a 50 percent contingent survivor annuity and retired on the first day of the month on or before the date of death.

     4. Article Four is amended, effective as of August 20, 1997, by adding the following new Section 4.7 to the end thereof:

     4.7 Notwithstanding the normal benefit payment provisions of Sections 4.4 and 4.5, any Plan benefit payable to a Participant eligible to accrue a benefit under Section 4.2 on and after December 31, 1995 shall be subject to the following additional provisions:

          . in addition to other forms of payment available to Participants generally, benefits to married Participants may, with the Committee's approval, be paid in the form of a joint and 100 percent spousal survivor annuity. Under this form of benefit the surviving spouse shall receive, upon the death of the Participant, a benefit equal to 100 percent of the benefit paid to the Participant while both were living. The amount of this benefit shall be the straight life annuity calculated under Section 4.2 (without taking into account the offset of the benefit payable from the Funded Plan) reduced pursuant to the actuarial assumptions used in the Funded Plan, provided that the straight life annuity shall not be reduced by more than 20 percent, and then offset by the benefit payable from the Funded Plan. For these purposes, if the Participant's contingent annuitant predeceases the Participant, the benefit thereafter payable to the Participant shall revert to the amount to which the Participant is entitled prior to reduction for the optional form of payment.

          . in the event a married Participant dies prior to the commencement of benefits, the surviving spouse's benefit shall, with the Committee's approval, be 100 percent (in lieu of the 50% under Section 4.5) of the benefit the Participant would have received had the Participant elected the joint and 100 percent spousal survivor annuity and retired on the first day of the month on or before the date of death.

          . if a married Participant fails to elect a form of benefit, or if the elected form of benefit is not appropriate as of the date of death, the benefit shall be paid in the form of a joint and 100 percent spousal survivor annuity. For these purposes, if the Participant's contingent annuitant predeceases the Participant, the benefit thereafter payable to the Participant shall revert to the amount to which the Participant is entitled prior to reduction for the optional form of payment.

          . In the discretion of the Committee, the value of the benefits payable under this Section 4.7 may be paid out in a lump sum or in another alternative form of benefit the Committee may elect.

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     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 20th day of August, 1997.

                                        FRONTIER CORPORATION


                                        By:  /s/ Josephine S. Trubek
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                                                 Josephine S. Trubek
                                                 Corporate Secretary

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